UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/24/2006

Kreisler Manufacturing Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-4036

Delaware	22-1047792
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407

(Address of principal executive offices, including zip code)

201-791-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Kreisler Manufacturing Corporation (the “Company”) is filing this Amendment No. 1 to Form 8-K (“Form 8-K/A”) due to the exclusion of a signature to the Company’s Current Report on Form 8-K (“Form 8-K) dated July 24, 2006 and filed with the United States Securities and Exchange Commission on July 28, 2006. There are no other changes to the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Effective July 24, 2006, Kreisler Polska Sp. z o.o (“Kreisler Polska”), a wholly-owned subsidiary of Kreisler Manufacturing Corporation (the “Company”), entered into a Declaration of a Blank Bill Issuer (also known as a Bill of Exchange) as part of an Additional Project Funding Contract between Kreisler Polska and the Polish Enterprise Development Agency. The Additional Project Funding Contract allows Kreisler Polska to receive additional funding from the Polish Enterprise Development Agency based on anticipated capital expenditures. Kreisler Polska expects the program to contribute 40% or a maximum of 1.2 million Polish zloty (approximately $385,000 at the exchange rates as of July 24, 2006) of the total qualified capital expenditure cost of 3.0 million Polish zloty (approximately $960,000 at the exchange rates as of July 24, 2006).

The Declaration of a Blank Bill Issuer is provided as security for the execution of the Additional Project Funding Contract and authorizes the Polish Enterprise Development Agency to reclaim its funding portion should Kreisler Polska violate the terms of the Additional Project Funding Contract. The primary ongoing contractual requirements under the Additional Project Funding Contract, include, but are not limited to: (i) providing information on Kreisler Polska’s investment program status to various Polish governmental entities and (ii) maintaining the investment in capital equipment for a period of 5 years from the date Kreisler Polska submits a project completion report to the appropriate Polish government entity. If the total amount of Kreisler Polska’s qualified capital expenditures should be less than 3.0 million Polish zloty (approximately $960,000 at the exchange rates as of July 24, 2006), the additional funding from the Polish Enterprise Development Agency would be 40% of the lower qualified capital expenditure amount. Under certain circumstances, as specified in the Additional Project Funding Contract, such Additional Project Funding Contract may be terminated by the Polish Enterprise Development Agency and Kreisler Polska would be obligated to repay any additional funding received from the Polish Enterprise Development Agency and/or will not be eligible to receive additional funding from the Polish Enterprise Development Agency for a period of 3 years after the termination of the contract.

Should Kreisler Polska be unable to meet the requirements of the Additional Project Funding Contract, Kreisler Polska will be obligated to repay the Polish Enterprise Development Agency the total amount of the funding of 1.2 million Polish zloty (approximately $385,000 at exchange rates as of July 24, 2006) plus interest. If Kreisler Polska meets all requirements set forth in the Additional Project Funding Contract, the Polish Enterprise Development Agency will return, without interest, the Declaration of a Blank Bill Issuer to Kreisler Polska after a period of 5 years has elapsed from the completion of the Project.

The foregoing is a summary of the material provisions of the Declaration of a Blank Bill Issuer and the Additional Project Funding Contract between Kreisler Polska and the Polish Enterprise Development Agency. This summary is qualified in its entirety by reference to the Additional Project Funding Contract and the Declaration of a Blank Bill Issuer which are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Please see Item 1.01 for a description of the Additional Project Funding Contract and the Declaration of a Blank Bill Issuer.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 Additional Project Funding Contract dated May 30, 2006 (English translation from the Polish language)

10.2 Declaration of a Blank Bill Issuer dated July 24, 2006 (English translation from the Polish language)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date:	July 28, 2006	By:	/s/ Edward A. Stern
Edward A. Stern Co-President, Chief Financial Officer, Secretary and Treasurer